Exhibit 99.1

AMENDMENT TO

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

WELLS OPERATING PARTNERSHIP, L.P.

This Amendment (“Amendment”) to that certain Agreement of Limited Partnership of Wells Operating Partnership, L.P., as Amended and Restated as of January 1, 2000, as further amended by Second Amended and Restated Agreement of Limited Partnership as of April 16, 2007 (the “Agreement”), is made and entered into effective as of the 8th day of August, 2007 (the “Effective Date”) and is entered into by and between PIEDMONT OFFICE REALTY TRUST, INC., f/k/a Wells Real Estate Investment Trust, Inc. (the “General Partner”), and PIEDMONT OFFICE HOLDINGS, INC., f/k/a Wells REIT Sub, Inc., a Georgia corporation and a direct, wholly-owned subsidiary of the General Partner (“LPSub”).

RECITALS

WHEREAS, the General Partner has determined it to be in the best interest of the Partnership and the stockholders of the General Partner to change the name of the Partnership to Piedmont Operating Partnership, LP; and

WHEREAS, consistent with Article XI of the Second Amended and Restated Agreement of Limited Partnership, the General Partner has the authority to cause the name of the Partnership to be changed;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. The name of the Partnership is hereby changed to: “PIEDMONT OPERATING PARTNERSHIP, LP.”

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IN WITNESS WHEREOF, the parties hereto have executed, sealed and sworn to this Amendment, effective as of the 8th day of August, 2007.

Signed, sealed and sworn to the 8th day of August, 2007 in the presence of:	GENERAL PARTNER: PIEDMONT OFFICE REALTY TRUST, INC., f/k/a Wells Real Estate Investment Trust, Inc. A Maryland Corporation

By:
Witness		Donald A. Miller, CFA, President

Notary Public (Affix Date of Expiration of Commission and Notarial Seal

Signed, sealed and sworn to on the 8th day of August, 2007 in the presence of:	LIMITED PARTNER: PIEDMONT OFFICE HOLDINGS, INC. f/k/a Wells REIT Sub, Inc.

By:
Witness		Donald A. Miller, CFA, President

Notary Public (Affix Date of Expiration of Commission and Notarial Seal